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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-32577) of Norwest Asset Acceptance Corporation (the "Registrant"), and the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), included in Form 8-K of the Registrant dated April 24, 1998, of our report dated January 29, 1998 on the consolidated financial statements of Ambac Assurance Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 10-K of Ambac Financial Group, Inc. dated March 31, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------

New York, New York
April 24, 1998